Exhibit 99.1

Breitburn Energy Partners Reports First Quarter 2016 Results

LOS ANGELES, May 9, 2016 - Breitburn Energy Partners LP (NASDAQ:BBEP) today announced financial and operating results for the first quarter 2016. Additional details concerning Breitburn’s operations and financial results are available in its first quarter 2016 report on Form 10-Q, which will be filed with the Securities and Exchange Commission and will be available at the Investor Relations tab of the Company’s website or at www.SEC.gov.

First Quarter 2016 Operating and Financial Results Compared to Fourth Quarter 2015

•
Total production was 4,848 MBoe in the first quarter of 2016, compared to 5,106 MBoe in the fourth quarter of 2015. Average daily production was 53.3 MBoe/day in the first quarter of 2016 compared to 55.5 MBoe/day in the fourth quarter of 2015.

•	Oil production decreased to 2,589 MBbl, compared to 2,795 MBbl in the fourth quarter of 2015.

•	NGL production decreased to 498 MBbl, compared to 526 MBbl in the fourth quarter of 2015.

•	Natural gas production decreased to 10,567 MMcf, compared to 10,712 MMcf in the fourth quarter of 2015.

•
Adjusted EBITDA was $131.5 million (including $2.2 million of restructuring costs) in the first quarter of 2016 compared to $169.0 million in the fourth quarter of 2015, a 22% decrease. The decrease was primarily due to lower sales revenue due to lower average realized prices, lower sales volume, lower commodity derivative instrument settlement receipts, lower other revenue, higher cash restructuring costs and higher G&A expenses, partially offset by lower operating costs.

•
Net loss attributable to common unitholders was $115.3 million, or $0.54 per diluted common unit, in the first quarter of 2016, which included $97.4 million in unrealized losses on commodity derivative instruments and non-cash impairment charges of approximately $2.8 million, or $0.01 per diluted common unit, primarily related to the impact that further deterioration in future commodity prices had on our projected net revenues for certain of our oil and gas properties, compared to net loss of $902.3 million or $4.25 per diluted common unit, in the fourth quarter of 2015, which included non-cash impairment charges of approximately $878.3 million, or $4.14 per diluted common unit.

•
Oil, NGL and natural gas sales revenues were $105.5 million in the first quarter of 2016 compared to $139.7 million in the fourth quarter of 2015, primarily due to lower realized oil and natural gas prices.

•
Lease operating expenses, which include district expenses, processing fees, and transportation costs but exclude taxes and non-cash unit-based compensation expense, were $16.29 per Boe in the first quarter of 2016 compared to $17.74 per Boe in the fourth quarter of 2015. The decrease was primarily due to our continued focus on lowering costs and lower commodity prices.

•
General and administrative expenses, excluding non-cash unit-based compensation expenses, were $17.6 million in the first quarter of 2016, compared to $14.5 million in the fourth quarter of 2015. The increase was primarily due to higher employee related costs and professional fees.

•
Gains on commodity derivative instruments were $37.9 million in the first quarter of 2016 compared to gains of $141.8 million in the fourth quarter of 2015, primarily due to unrealized losses of $97.4 million during the first quarter of 2016 compared to unrealized losses of $2.2 million during the fourth quarter of 2015. Derivative instrument settlement receipts were $135.4 million in the first quarter of 2016 compared to receipts of $144.1 million in the fourth quarter of 2015, primarily due to lower hedged volumes.

•
NYMEX WTI oil spot prices averaged $33.35 per Bbl and Brent oil spot prices averaged $33.84 per Bbl in the first quarter of 2016 compared to $41.94 per Bbl and $43.56 per Bbl, respectively, in the fourth quarter of 2015. Henry Hub natural gas spot prices averaged $1.99 per Mcf in the first quarter of 2016 compared to $2.12 per Mcf in the fourth quarter of 2015.

•
Average realized crude oil, NGL, and natural gas prices, excluding the effects of commodity derivative settlements, were $29.37 per Bbl, $10.81 per Bbl and $2.05 per Mcf, respectively, in the first quarter of 2016 compared to $37.31 per Bbl, $13.03 per Bbl and $2.32 per Mcf, respectively, in the fourth quarter of 2015.

•	Oil, NGL and natural gas capital expenditures were approximately $16 million in the first quarter of 2016 compared to $36 million in the fourth quarter of 2015.

Impact of Derivative Instruments

Breitburn uses commodity derivative instruments to mitigate risks associated with commodity price volatility and to help maintain cash flows for operating activities, acquisitions, capital expenditures and distributions. Breitburn does not enter into derivative instruments for speculative trading purposes. Since Breitburn does not use hedge accounting to account for its derivative instruments, changes in the fair value of derivative instruments are recorded in Breitburn’s earnings during each reporting period. These non-cash changes in the fair value of derivatives do not affect Adjusted EBITDA, cash flow from operations and distributable cash flow presented.

Production, Statement of Operations, and Realized Price Information

The following table presents production, selected income statement and realized price information for the three months ended March 31, 2016 and 2015, and the three months ended December 31, 2015:

	Three Months Ended
	March 31,	December 31,	March 31,
Thousands of dollars, except as indicated	2016	2015	2015
Oil sales	$78,358	$108,024	$123,843
NGL sales	5,382	6,852	7,591
Natural gas sales	21,710	24,812	31,189
Gain on commodity derivative instruments	37,923	141,842	137,192
Other revenues, net	4,593	5,934	6,469
Total revenues	147,966	287,464	306,284
Lease operating expenses (a)	79,842	90,563	100,079
Production and property taxes (b)	9,909	9,033	13,544
Total lease operating expenses	89,751	99,596	113,623
Purchases and other operating costs	2,618	2,119	158
Salt water disposal costs	2,980	2,408	4,021
Change in inventory	(375)	2,116	176
Total operating costs	94,974	106,239	117,978
Lease operating expenses before taxes, per Boe (a)(c)	16.29	17.74	19.81
Production and property taxes per Boe (b)	2.04	1.77	2.68
Total lease operating expenses per Boe	18.33	19.51	22.49
General and administrative expenses (excluding non-cash unit-based compensation)	17,616	14,508	25,335
Net loss attributable to the partnership	$(103,786)	$(890,878)	$(58,825)

Basic net loss per unit	$(0.54)	$(4.25)	$(0.29)
Diluted net loss per unit	$(0.54)	$(4.25)	$(0.29)

Total production (MBoe) (d)	4,848	5,106	5,051
Oil (MBbl)	2,589	2,795	2,890
NGLs (MBbl)	498	526	459
Natural gas (MMcf)	10,567	10,712	10,211
Average daily production (Boe/d)	53,275	55,500	56,122
Sales volumes (MBoe) (e)(f)(g)	4,927	5,151	4,999
Average realized sales price (per Boe) (g)	$21.40	$26.72	$32.52
Oil (per Bbl) (g)	29.37	37.31	43.62
NGLs (per Bbl) (g)	10.81	13.03	16.54
Natural gas (per Mcf) (g)	$2.05	$2.32	$3.05

(a)	Includes district expenses, processing fees, and transportation expenses.
(b)	Includes ad valorem and severance taxes.
(c)	Excludes non-cash unit-based compensation expenses of $0.9 million for the three months ended March 31, 2016.
(d)
Natural gas is converted on the basis of six Mcf of gas per one Bbl of oil equivalent. This ratio reflects an energy content equivalency and not a price or revenue equivalency. Given commodity price disparities, the price for a Bbl of oil equivalent for natural gas is significantly less than the price for a Bbl of oil.

(e)	Oil sales were 2,668 MBbl, 2,841 MBbl and 2,837 MBbl for the three months ended March 31, 2016, December 31, 2015 and March 31, 2015, respectively.
(f)	Includes 90 MBoe of condensate purchased from third parties during the three months ended March 31, 2016.
(g)	Excludes the effect of commodity derivative settlements.

Non-GAAP Financial Measures

This press release, including the financial tables and other supplemental information and reconciliations of certain non-generally accepted accounting principles (“non-GAAP”) measures to their nearest comparable generally accepted accounting principles (“GAAP”) measures, may be used periodically by management when discussing Breitburn’s financial results with investors and analysts, and they are also available at breitburn.com.

“Adjusted EBITDA” is among the non-GAAP financial measures used in this press release. This non-GAAP financial measure should not be considered as an alternative to GAAP measures such as net income, operating income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance. Management believes that this non-GAAP financial measure enhances comparability to prior periods. Adjusted EBITDA is presented because management believes it provides additional information relative to the performance of Breitburn’s assets, without regard to financing methods or capital structure. This non-GAAP financial measure may not be comparable to similarly titled measures of other publicly traded partnerships or limited liability companies because all companies may not calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA

The following table presents a reconciliation of net loss and net cash flows from operating activities, our most directly comparable GAAP financial performance and liquidity measures, to Adjusted EBITDA for each of the periods indicated.

	Three Months Ended
	March 31,	December 31,	March 31,
Thousands of dollars, except as indicated	2016	2015	2015
Reconciliation of net loss to Adjusted EBITDA:
Net loss attributable to the partnership	$(103,786)	$(890,878)	$(58,825)
Gain on commodity derivative instruments	(37,923)	(141,842)	(137,192)
Commodity derivative instrument settlements (a) (b)	135,360	144,083	126,357
Depletion, depreciation and amortization expense	83,723	123,312	109,824
Impairment of oil and natural gas properties	2,793	878,335	59,113
Interest expense and other financing costs	58,332	50,319	41,477
(Gain) loss on sale of assets	(12,260)	(1,542)	15
Income tax (benefit) expense	(95)	1,162	92
Unit-based compensation expense (c)	4,673	6,091	6,927
Restructuring costs - unit-based compensation (c)	638	—	814
Adjusted EBITDA	$131,455	$169,040	$148,602

Reconciliation of net cash flows from operating activities to Adjusted EBITDA:

Net cash provided by operating activities	$126,809	$85,521	$141,149
(Decrease) increase in assets net of liabilities relating to operating activities	(44,142)	35,665	(30,968)
Interest expense (d)	48,846	48,364	38,729
Income from equity affiliates, net	90	94	(325)
Noncontrolling interest	220	(202)	—
Income taxes	44	(413)	93
(Loss) gain on marketable securities	(412)	11	(76)
Adjusted EBITDA	$131,455	$169,040	$148,602

(a)	Excludes premiums paid at contract inception related to those derivative contracts that settled during the applicable periods of:	$2,086	$1,682	$1,645
(b)	Includes net cash settlements on derivative instruments for:
	- Oil settlements received:	$121,988	$123,492	$111,879
	- Natural gas settlements received:	13,372	20,592	14,478
(c)	Represents non-cash long-term unit-based incentive compensation expense.
(d)	Excludes amortization of debt issuance costs and amortization of senior note discount/premium.

Summary of Commodity Derivative Instruments

The table below summarizes Breitburn’s commodity derivative hedge portfolio as of May 6, 2016. Please refer to the Commodity Price Protection Portfolio at breitburn.com for additional information related to our hedge portfolio.

	Year
	2016	2017	2018	2019
Oil Positions:
Fixed Price Swaps - NYMEX WTI
Volume (Bbl/d)	17,404	14,519	1,493	1,000
Average Price ($/Bbl)	$82.92	$82.81	$64.02	$56.35
Fixed Price Swaps - ICE Brent
Volume (Bbl/d)	4,300	298	—	—
Average Price ($/Bbl)	$95.17	$97.50	$—	$—
Collars - NYMEX WTI
Volume (Bbl/d)	1,500	—	—	—
Average Floor Price ($/Bbl)	$80.00	$—	$—	$—
Average Ceiling Price ($/Bbl)	$102.00	$—	$—	$—
Collars - ICE Brent
Volume (Bbl/d)	500	—	—	—
Average Floor Price ($/Bbl)	$90.00	$—	$—	$—
Average Ceiling Price ($/Bbl)	$101.25	$—	$—	$—
Puts - NYMEX WTI
Volume (Bbl/d)	1,000	—	—	—
Average Price ($/Bbl)	$90.00	$—	$—	$—
Total:
Volume (Bbl/d)	24,704	14,817	1,493	1,000
Average Price ($/Bbl)	$85.31	$83.11	$64.02	$56.35

Gas Positions:
Fixed Price Swaps - MichCon City-Gate
Volume (MMBtu/d)	29,000	24,000	17,500	10,000
Average Price ($/MMBtu)	$3.91	$3.71	$3.10	$3.15
Fixed Price Swaps - Henry Hub
Volume (MMBtu/d)	42,050	21,016	2,870	—
Average Price ($/MMBtu)	$4.02	$4.29	$3.74	$—
Collars - Henry Hub
Volume (MMBtu/d)	630	595	—	—
Average Floor Price ($/MMBtu)	$4.00	$4.00	$—	$—
Average Ceiling Price ($/MMBtu)	$5.55	$6.15	$—	$—
Puts - Henry Hub
Volume (MMBtu/d)	11,350	10,445	—	—
Average Price ($/MMBtu)	$4.00	$4.00	$—	$—
Deferred Premium ($/MMBtu)	$0.66	$0.69	$—	$—
Total:
Volume (MMBtu/d)	83,030	56,056	20,370	10,000
Average Price ($/MMBtu)	$3.98	$3.98	$3.19	$3.15

Premiums paid in 2012 related to oil and natural gas derivatives to be settled beyond March 31, 2016 were as follows:

	Year
Thousands of dollars	2016	2017
Oil	$5,589	$734
Natural gas	715	—

About Breitburn Energy Partners LP
Breitburn Energy Partners LP is a publicly traded independent oil and gas master limited partnership focused on the acquisition, development, and production of oil and gas properties throughout the United States. Breitburn’s producing and non-producing crude oil and natural gas reserves are located in Ark-La-Tex; the Midwest; the Permian Basin; the Mid-Continent; the Rockies; the Southeast; and California. See www.breitburn.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements relating to Breitburn's operations that are based on management’s current expectations, estimates and projections about its operations. Words and phrases such as “believes,” “expect,” “future,” “impact,” “will be,” “forecast” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to Breitburn's financial performance and results; availability of sufficient cash flow and other sources of liquidity to execute our business plan; changes in our business strategy, level of indebtedness and periodic redeterminations of the borrowing base under our credit facility and any deficiency that would have to be repaid; ability to continue to borrow under the credit facility; potential need to sell certain assets, restructure our debt, raise additional capital or seek bankruptcy protection; our future levels of indebtedness, liquidity, compliance with financial covenants and our ability to continue as a going concern; prices and demand for natural gas and oil; increases in operating costs; uncertainties inherent in estimating our reserves and production; our ability to replace reserves and efficiently develop our current reserves; political and regulatory developments relating to taxes, derivatives and our oil and gas operations; risks relating to our acquisitions; and the factors set forth under the heading “Risk Factors” incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission, and if applicable, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Breitburn undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Contacts:
Antonio D'Amico
Vice President, Investor Relations & Government Affairs
or
Jessica Tang
Investor Relations Manager
(213) 225-0390
BBEP-IR

Breitburn Energy Partners LP and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
Thousands of dollars	2016	2015
ASSETS
Current assets
Cash	$81,691	$10,464
Accounts and other receivables, net	113,215	128,589
Derivative instruments	388,829	439,627
Related party receivables	1,518	2,274
Inventory	1,345	926
Prepaid expenses	3,470	6,447
Total current assets	590,068	588,327
Equity investments	6,657	6,567
Property, plant and equipment
Oil and natural gas properties	7,855,082	7,898,117
Other property, plant and equipment	194,876	188,795
	8,049,958	8,086,912
Accumulated depletion and depreciation	(4,185,936)	(4,154,030)
Net property, plant and equipment	3,864,022	3,932,882
Other long-term assets
Derivative instruments	179,658	226,764
Other long-term assets	74,981	80,847
Total assets	$4,715,386	$4,835,387
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$42,169	$50,412
Current portion of long-term debt	172,000	154,000
Derivative instruments	4,309	4,462
Distributions payable	733	733
Current portion of asset retirement obligation	1,679	2,341
Revenue and royalties payable	33,476	35,462
Wages and salaries payable	12,928	21,654
Accrued interest payable	61,415	19,517
Production and property taxes payable	20,178	24,292
Other current liabilities	7,834	5,133
Total current liabilities	356,721	318,006
Credit facility	1,025,000	1,075,000
Senior notes, net	1,754,840	1,752,194
Other long-term debt	3,779	3,148
Total long-term debt	2,783,619	2,830,342
Deferred income taxes	3,704	3,844
Asset retirement obligation	247,956	252,037
Derivative instruments	752	255
Other long-term liabilities	19,751	25,008
Total liabilities	3,412,503	3,429,492
Equity
Series A preferred units, 8.0 million units issued and outstanding at March 31, 2016 and December 31, 2015	193,215	193,215
Series B preferred units, 49.6 million and 48.8 million units issued and outstanding at March 31, 2016 and December 31, 2015, respectively	359,611	353,471
Common units, 213.7 million and 213.5 million units issued and outstanding at March 31, 2016 and December 31, 2015, respectively	742,713	852,114
Accumulated other comprehensive income (loss)	49	(229)
Total partners' equity	1,295,588	1,398,571
Noncontrolling interest	7,295	7,324
Total equity	1,302,883	1,405,895
Total liabilities and equity	$4,715,386	$4,835,387

Breitburn Energy Partners LP and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,
Thousands of dollars, except per unit amounts	2016	2015

Revenues and other income items
Oil, natural gas and natural gas liquid sales	$105,450	$162,623
Gain on commodity derivative instruments, net	37,923	137,192
Other revenue, net	4,593	6,469
Total revenues and other income items	147,966	306,284
Operating costs and expenses
Operating costs	94,974	117,978
Depletion, depreciation and amortization	83,723	109,824
Impairment of oil and natural gas properties	2,793	59,113
General and administrative expenses	21,414	32,262
Restructuring costs	2,809	4,918
(Gain) loss on sale of assets	(12,260)	15
Total operating costs and expenses	193,453	324,110
Operating loss	(45,487)	(17,826)

Interest expense, net of capitalized interest	55,989	39,665
Loss on interest rate swaps	2,343	1,812
Other expense (income), net	282	(477)
Total other expense	58,614	41,000
Loss before taxes	(104,101)	(58,826)
Income tax (benefit) expense	(95)	92
Net loss	(104,006)	(58,918)
Less: Net loss attributable to noncontrolling interest	(220)	(93)
Net loss attributable to the partnership	(103,786)	(58,825)
Less: Distributions to Series A preferred unitholders	4,125	4,125
Less: Non-cash distributions to Series B preferred unitholders	7,386	—
Less: Net loss attributable to participating units	—	(1,432)
Net loss used to calculate basic and diluted net loss per unit	$(115,297)	$(61,518)

Basic net loss per common unit	$(0.54)	$(0.29)
Diluted net loss per common unit	$(0.54)	$(0.29)

Weighted average number of units used to calculate basic and diluted net loss per unit (in thousands):
Basic	213,661	210,931
Diluted	213,661	210,931

Breitburn Energy Partners LP and Subsidiaries
Consolidated Statements of Comprehensive Loss
(Unaudited)

	Three Months Ended March 31,
Thousands of dollars, except per unit amounts	2016	2015
Net loss	$(104,006)	$(58,918)

Other comprehensive income, net of tax:
Change in fair value of available-for-sale securities (a)	470	173
Total other comprehensive income	470	173
Total comprehensive loss	(103,536)	(58,745)
Less: Comprehensive loss attributable to noncontrolling interest	(28)	(23)
Comprehensive loss attributable to the partnership	$(103,508)	$(58,722)
(a) Net of income taxes of $0.2 million and $0.1 million for the three months ended March 31, 2016 and 2015, respectively.

Breitburn Energy Partners LP and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
Thousands of dollars	2016	2015

Cash flows from operating activities
Net loss	$(104,006)	$(58,918)
Adjustments to reconcile cash flows from operating activities:
Depletion, depreciation and amortization	83,723	109,824
Impairment of oil and natural gas properties	2,793	59,113
Unit-based compensation expense	5,311	7,741
Gain on derivative instruments	(35,580)	(135,380)
Derivative instrument settlement receipts	133,828	124,904
Income from equity affiliates, net	(90)	325
Deferred income taxes	(140)	168
(Gain) loss on sale of assets	(12,260)	15
Other	8,182	(41)
Changes in assets and liabilities:
Accounts receivable and other assets	12,109	30,043
Inventory	(419)	(185)
Net change in related party receivables and payables	756	2,462
Accounts payable and other liabilities	32,602	1,078
Net cash provided by operating activities	126,809	141,149
Cash flows from investing activities
Property acquisitions	(3,942)	(13,993)
Capital expenditures	(26,965)	(97,230)
Proceeds from sale of assets	11,796	—
Proceeds from sale of available-for-sale securities	5,118	—
Purchases of available-for-sale securities	(5,416)	—
Other	—	(853)
Net cash used in investing activities	(19,409)	(112,076)
Cash flows from financing activities
Proceeds from issuance of common units, net	—	(63)
Distributions to preferred unitholders	(4,126)	(4,125)
Distributions to common unitholders	—	(54,122)
Proceeds from issuance of long-term debt, net	37,000	193,600
Repayments of long-term debt	(69,000)	(168,500)
Principal payments on capital lease obligations	(19)	—
Change in book overdraft	(25)	199
Debt issuance costs	(3)	—
Net cash used in financing activities	(36,173)	(33,011)
Increase (decrease) in cash	71,227	(3,938)
Cash beginning of period	10,464	12,628
Cash end of period	$81,691	$8,690